Incorporation number:                    BC0052623

CONTINENTAL MINERALS CORPORATION

(the “Company”)

ARTICLES

ARTICLE 1

INTERPRETATION

Definitions

1.1                  In these Articles, unless the context otherwise requires:

(a)       “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)       “Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)       “legal personal representative” means the personal or other legal representative of the shareholder;

(d)       “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(e)       “seal” means the seal of the Company, if any;

(f)       “share” means a share in the capital of the Company; and

(g)       “special majority” means the majority of votes described in §11.2 which is required to pass a special resolution.

Act and Interpretation Act Definitions Applicable

1.2                   The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

Authorized Share Structure

2.1                   The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

Form of Share Certificate

2.2                   Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

Shareholder Entitled to Certificate or Acknowledgment

2.3                   Each shareholder is entitled on request, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or acknowledgment for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

Delivery by Mail

2.4                   Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

Replacement of Worn Out or Defaced Certificate or Acknowledgement

2.5                   If a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a)       cancel the share certificate or acknowledgment; and

(b)       issue a replacement share certificate or acknowledgment.

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

2.6                   If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, the Company must issue a replacement share certificate or acknowledgment, as the case may be, to the person entitled to that share certificate or acknowledgment, if it receives:

(a)       proof satisfactory to it of the loss, theft or destruction; and

(b)       any indemnity the directors consider adequate.

Splitting Share Certificates

2.7                   If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Certificate Fee

2.8                   There must be paid to the Company, in relation to the issue of any share certificate under §2.5, §2.6 or §2.7, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

Recognition of Trusts

2.9                   Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

Directors Authorized

3.1                   Subject to the Act and the rights of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Commissions and Discounts

3.2                   The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person’s purchase or agreement to purchase shares of the Company from the Company or any other person’s procurement or agreement to procure purchasers for shares of the Company.

Brokerage

3.3                   The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Share Purchase Warrants and Rights

3.4                   Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

Central Securities Register

4.1                   As required by and subject to the Act, the Company must maintain in British Columbia a central securities register and may appoint an agent to maintain such register. The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

ARTICLE 5

SHARE TRANSFERS

Registering Transfers

5.1                   A transfer of a share must not be registered unless:

(a)       except as exempted by the Act, a duly signed proper instrument of transfer in respect of the share has been received by the Company;

(b)       if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)       if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

Form of Instrument of Transfer

5.2                   The instrument of transfer in respect of any share must be either in the form, if any, on the back of the Company’s share certificates of that class or series or in some other form that may be approved by the directors.

Transferor Remains Shareholder

5.3                   Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Signing of Instrument of Transfer

5.4                   If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)       in the name of the person named as transferee in that instrument of transfer; or

(b)       if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

Enquiry as to Title Not Required

5.5                   Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

Transfer Fee

5.6                   There must be paid to the Company, in relation to the registration of a transfer, the amount, if any, determined by the directors.

ARTICLE 6

TRANSMISSION OF SHARES

Legal Personal Representative Recognized on Death

6.1                   In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the Company shall receive the documentation required by the Act.

Rights of Legal Personal Representative

6.2                   The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company.

ARTICLE 7

PURCHASE OF SHARES

Company Authorized to Purchase Shares

7.1                   Subject to §7.2, to the special rights and restrictions attached to the shares of any class or series and to the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

Purchase When Insolvent

7.2                   The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)       the Company is insolvent; or

(b)       making the payment or providing the consideration would render the Company insolvent.

Sale and Voting of Purchased Shares

7.3                   If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)       is not entitled to vote the share at a meeting of its shareholders;

(b)       must not pay a dividend in respect of the share; and

(c)       must not make any other distribution in respect of the share.

ARTICLE 8

BORROWING POWERS

8.1                   The Company, if authorized by the directors, may:

(a)       borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)       issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)       guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)       mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9

ALTERATIONS

Alteration of Authorized Share Structure

9.1                   Subject to §9.2, Article 26 and the Act, the Company may by ordinary resolution:

(a)       create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)       increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)       subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)       if the Company is authorized to issue shares of a class of shares with par value:

(i)       decrease the par value of those shares; or

(ii)      if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)       change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)       alter the identifying name of any of its shares; or

(g)       otherwise alter its shares or authorized share structure when required or permitted to do so by the Act.

Special Rights and Restrictions

9.2                   Subject to Article 26 and to the Act and in particular those provisions relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a)       create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)       vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3                   To the extent permitted by and subject to the Act or as may be provided in the special rights and restrictions attached to a class or series of shares, the directors may:

(a)       create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)       vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

Change of Name

9.4                   The Company may by ordinary resolution or resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

Other Alterations

9.5                   If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

Annual General Meetings

10.1                   Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after its last annual reference date.

Resolution Instead of Annual General Meeting

10.2                   If all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution under the Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this §10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

Calling of Meetings of Shareholders

10.3                   The directors may, whenever they think fit, call a meeting of shareholders.

Notice for Meetings of Shareholders

10.4                   The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)       if the Company is a public company, 21 days;

(b)       otherwise, 10 days.

Record Date for Notice

10.5                   The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)       if the Company is a public company, 21 days;

(b)       otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Record Date for Voting

10.6                   The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Failure to Give Notice and Waiver of Notice

10.7                   The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Notice of Special Business at Meetings of Shareholders

10.8                   If a meeting of shareholders is to consider special business within the meaning of §11.1, the notice of meeting must:

(a)       state the general nature of the special business; and

(b)       if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)       at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)      during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Place of Meetings

10.9                   In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbia approved by a resolution of the Directors.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Special Business

11.1                   At a meeting of shareholders, the following business is special business:

(a)       at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)       at an annual general meeting, all business is special business except for the following:

(i)       business relating to the conduct of or voting at the meeting;

(ii)      consideration of any financial statements of the Company presented to the meeting;

(iii)     consideration of any reports of the directors or auditor;

(iv)      the setting or changing of the number of directors;

(v)       the election or appointment of directors;

(vi)      the appointment of an auditor;

(vii)     the setting of the remuneration of an auditor;

(viii)    business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)      any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Special Majority

11.2                   The majority of votes required to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

Quorum

11.3                   Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

One Shareholder May Constitute Quorum

11.4                   If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)       the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)       that shareholder, present in person or by proxy, may constitute the meeting.

Other Persons May Attend

11.5                   The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and every other person invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Requirement of Quorum

11.6                   No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Lack of Quorum

11.7                   If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)       in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)       in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of Quorum at Succeeding Meeting

11.8                   If, at the meeting to which the meeting referred to in §11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

11.9                   The following individual is entitled to preside as chair at a meeting of shareholders:

(a)       the chair of the board, if any; or

(b)       if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Selection of Alternate Chair

11.10                 If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the solicitor of the Company to be chair of the meeting. If all of the directors present decline to take the chair or fail to so choose or if no director is present or the solicitor of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Adjournments

11.11                 The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of Adjourned Meeting

11.12                 It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Decisions by Show of Hands or Poll

11.13                 Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

Declaration of Result

11.14                 The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Motion Need Not be Seconded

11.15                 No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Casting Vote

11.16                 In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Manner of Taking Poll

11.17                 Subject to §11.18, if a poll is duly demanded at a meeting of shareholders:

(a)       the poll must be taken:

(i)       at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)      in the manner, at the time and at the place that the chair of the meeting directs;

(b)       the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)       the demand for the poll may be withdrawn by the person who demanded it.

Demand for Poll on Adjournment

11.18                 A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Chair Must Resolve Dispute

11.19                 In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

Casting of Votes

11.20                 On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

Demand for Poll

11.21                 No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Demand for Poll Not to Prevent Continuance of Meeting

11.22                 The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Retention of Ballots and Proxies

11.23                 The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12

VOTES OF SHAREHOLDERS

Number of Votes by Shareholder or by Shares

12.1                   Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §12.3:

(a)       on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)       on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Votes of Persons in Representative Capacity

12.2                   A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Votes by Joint Holders

12.3                   If there are joint shareholders registered in respect of any share:

(a)       any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)       if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Legal Personal Representatives as Joint Shareholders

12.4                   Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §12.3, deemed to be joint shareholders.

Representative of a Corporate Shareholder

12.5                   If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)       for that purpose, the instrument appointing a representative must:

(i)       be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)      be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)       if a representative is appointed under this §12.5:

(i)       the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)      the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Proxy Provisions Do Not Apply to All Companies

12.6                   If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, then §12.7 to §12.15 are not mandatory, however the directors of the Company are authorized to apply all or part of such sections or to adopt alternative procedures for proxy form, deposit and revocation procedures to the extent that the directors deem necessary in order to comply with securities laws applicable to the Company.

Appointment of Proxy Holders

12.7                   Every shareholder of the Company entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than two) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

Alternate Proxy Holders

12.8                   A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

When Proxy Holder Need Not Be Shareholder

12.9                   A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)       the person appointing the proxy holder is a corporation or a representative of a corporation appointed under §12.5;

(b)       the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)       the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

Deposit of Proxy

12.10                 A proxy for a meeting of shareholders must:

(a)       be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)       unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Validity of Proxy Vote

12.11                 A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)       at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)       by the chair of the meeting, before the vote is taken.

Form of Proxy

12.12                 A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

Revocation of Proxy

12.13                 Subject to §12.14, every proxy may be revoked by an instrument in writing that is:

(a)       received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)       provided, at the meeting, to the chair of the meeting.

Revocation of Proxy Must Be Signed

12.14                 An instrument referred to in §12.13 must be signed as follows:

(a)       if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)       if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §12.5.

Production of Evidence of Authority to Vote

12.15                 The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

First Directors; Number of Directors

13.1                   The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under §14.8, is set at:

(a)       subject to §(b) and §(c), the number of directors that is equal to the number of the Company’s first directors;

(b)       if the Company is a public company, the greater of three and the most recently set of:

(i)       the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)      the number of directors in office pursuant to §14.4;

(c)       if the Company is not a public company, the most recently set of:

(i)       the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii)      the number of directors in office pursuant to §14.4.

Change in Number of Directors

13.2                   If the number of directors is set under §13.1(b)(i) or §13.1(c)(i):

(a)       the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(b)       if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors may appoint directors to fill those vacancies.

Directors’ Acts Valid Despite Vacancy

13.3                   An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Qualifications of Directors

13.4                   A director is not required to hold a share as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

Remuneration of Directors

13.5                   The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.

Reimbursement of Expenses of Directors

13.6                   The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Special Remuneration for Directors

13.7                   If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

Gratuity, Pension or Allowance on Retirement of Director

13.8                   Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

Election at Annual General Meeting

14.1                   At every annual general meeting and in every unanimous resolution contemplated by §10.2:

(a)       the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

all the directors cease to hold office immediately before the election or appointment of directors under §(a), but are eligible for re-election or re-appointment.

Consent to be a Director

14.2                   No election, appointment or designation of an individual as a director is valid unless:

(a)       that individual consents to be a director in the manner provided for in the Act;

(b)       that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)       with respect to first directors, the designation is otherwise valid under the Act.

Failure to Elect or Appoint Directors

14.3                   If:

(a)       the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by §10.2, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)       the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by §10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)       the date on which his or her successor is elected or appointed; and

(d)       the date on which he or she otherwise ceases to hold office under the Act or these Articles.

Places of Retiring Directors Not Filled

14.4                   If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire when new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

Directors May Fill Casual Vacancies

14.5                   Any casual vacancy occurring in the board of directors may be filled by the directors.

Remaining Directors Power to Act

14.6                   The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

Shareholders May Fill Vacancies

14.7                   If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Additional Directors

14.8                   Notwithstanding §13.1 and §13.2, between annual general meetings or unanimous resolutions contemplated by §10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this §14.8 must not at any time exceed:

(a)       one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)       in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this §14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §14.1(a), but is eligible for re-election or re-appointment.

Ceasing to be a Director

14.9                   A director ceases to be a director when:

(a)       the term of office of the director expires;

(b)       the director dies;

(c)       the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)       the director is removed from office pursuant to §14.10 or §14.11.

Removal of Director by Shareholders

14.10                 The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Removal of Director by Directors

14.11                 The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

ALTERNATE DIRECTORS

Appointment of Alternate Director

15.1                   Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

Notice of Meetings

15.2                   Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

Alternate for More than One Director Attending Meetings

15.3                   A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)       will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b)       has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c)       will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a directors, once more in that capacity; and

(d)       has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

Consent Resolutions

15.4                   Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

Alternate Director an Agent

15.5                   Every alternate director is deemed to be the agent of his or her appointor.

Revocation or Amendment of Appointment of Alternate Director

15.6                   An appointor may at any time, by notice in writing received by the Company, revoke or amend the terms of the appointment of an alternate director appointed by him or her.

Ceasing to be an Alternate Director

15.7                   The appointment of an alternate director ceases when:

(a)       his or her appointor ceases to be a director and is not promptly re-elected or reappointed;

(b)       the alternate director dies;

(c)       the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(d)       the alternate director ceases to be qualified to act as a director; or

(e)       the term of his appointment expires, or his or her appointor revokes the appointment of the alternate directors.

Remuneration and Expenses of Alternate Director

15.8                   The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16

POWERS AND DUTIES OF DIRECTORS

Powers of Management

16.1                   The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company. Notwithstanding the generality of the foregoing, the directors may set the remuneration of the auditor of the Company.

Appointment of Attorney of Company

16.2                   The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17

DISCLOSURE OF INTEREST OF DIRECTORS

Obligation to Account for Profits

17.1                   A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

Restrictions on Voting by Reason of Interest

17.2                   A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Interested Director Counted in Quorum

17.3                   A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Disclosure of Conflict of Interest or Property

17.4                   A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

Director Holding Other Office in the Company

17.5                   A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

17.6                   No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Professional Services by Director or Officer

17.7                   Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Director or Officer in Other Corporations

17.8                   A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18

PROCEEDINGS OF DIRECTORS

Meetings of Directors

18.1                   The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

Voting at Meetings

18.2                   Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote.

Chair of Meetings

18.3                   The following individual is entitled to preside as chair at a meeting of directors:

(a)       the chair of the board, if any;

(b)       in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)       any other director chosen by the directors if:

(i)       neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)      neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)     the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Meetings by Telephone or Other Communications Medium

18.4                   A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone , are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this §18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

Calling of Meetings

18.5                   A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

Notice of Meetings

18.6                   Other than for meetings held at regular intervals as determined by the directors pursuant to §18.1, 48 hours’ notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in §24.1 or orally or by telephone.

When Notice Not Required

18.7                   It is not necessary to give notice of a meeting of the directors to a director if:

(a)       the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)       the director has waived notice of the meeting.

Meeting Valid Despite Failure to Give Notice

18.8                   The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

Waiver of Notice of Meetings

18.9                   Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Quorum

18.10                 The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Validity of Acts Where Appointment Defective

18.11                 Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Consent Resolutions in Writing

18.12                 A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)       in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)       in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

18.13                 A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this §18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19

EXECUTIVE AND OTHER COMMITTEES

Appointment and Powers of Executive Committee

19.1                   The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)       the power to fill vacancies in the board of directors;

(b)       the power to remove a director;

(c)       the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)       such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

Appointment and Powers of Other Committees

19.2                   The directors may, by resolution:

(a)       appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)       delegate to a committee appointed under §(a) any of the directors’ powers, except:

(i)       the power to fill vacancies in the board of directors;

(ii)      the power to remove a director;

(iii)     the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)      the power to appoint or remove officers appointed by the directors; and

(c)       make any delegation referred to in §(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

Obligations of Committees

19.3                   Any committee appointed under §19.1 or §19.2, in the exercise of the powers delegated to it, must:

(a)       conform to any rules that may from time to time be imposed on it by the directors; and

(b)       report every act or thing done in exercise of those powers at such times as the directors may require.

Powers of Board

19.4                   The directors may, at any time, with respect to a committee appointed under §19.1 or §19.2:

(a)       revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)       terminate the appointment of, or change the membership of, the committee; and

(c)       fill vacancies in the committee.

Committee Meetings

19.5                   Subject to §19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under §19.1 or §19.2:

(a)       the committee may meet and adjourn as it thinks proper;

(b)       the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)       a majority of the members of the committee constitutes a quorum of the committee; and

(d)       questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20

OFFICERS

Directors May Appoint Officers

20.1                   The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Functions, Duties and Powers of Officers

20.2                   The directors may, for each officer:

(a)       determine the functions and duties of the officer;

(b)       entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)       revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

Qualifications

20.3                   No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

Remuneration and Terms of Appointment

20.4                   All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 21

INDEMNIFICATION

Definitions

21.1                   In this Article 21:

(a)       “eligible party” means an individual who:

(i)       is or was a director or officer of the Company;

(ii)       is or was a director or officer of another corporation

(iii)      at a time when the corporation is or was an affiliate of the Company, or

(iv)      at the request of the Company; or

(v)       at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

(b)       “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c)       “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)       is or may be joined as a party; or

(ii)      is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

and shall include any other proceeding or action contemplated by the Act; and

(d)       “expenses” has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

Mandatory Indemnification of Directors and Former Directors

21.2                   Subject to the Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director or officer is deemed to have contracted with the Company on the terms of the indemnity contained in this §21.2.

Indemnification of Other Persons

21.3                   Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Authority to Advance Expenses

21.4                   The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

Non-Compliance with Act

21.5                   Subject to the Act, the failure of a director or officer of the Company to comply with the Act or these Articles does not, of itself, invalidate any indemnity to which he or she is entitled under this Part.

Company May Purchase Insurance

21.6                   The Company may purchase and maintain insurance for the benefit of any eligible party person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as such director, officer or person who holds or held such equivalent position.

ARTICLE 22

DIVIDENDS

Payment of Dividends Subject to Special Rights

22.1                   The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Declaration of Dividends

22.2                   Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

Record Date

22.3                   The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months.

Manner of Paying Dividend

22.4                   A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

Settlement of Difficulties

22.5                   If any difficulty arises in regard to a distribution under §22.4, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)       set the value for distribution of specific assets;

(b)       determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)       vest any such specific assets in trustees for the persons entitled to the dividend.

When Dividend Payable

22.6                   Any dividend may be made payable on such date as is fixed by the directors.

Dividends to be Paid in Accordance with Number of Shares

22.7                   All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Receipt by Joint Shareholders

22.8                   If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Dividend Bears No Interest

22.9                   No dividend bears interest against the Company.

Fractional Dividends

22.10                 If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of Dividends

22.11                 Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

Capitalization of Surplus

22.12                 Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

ARTICLE 23

DOCUMENTS, RECORDS AND REPORTS

Recording of Financial Affairs

23.1                   The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

Inspection of Accounting Records

23.2                   Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

ARTICLE 24

NOTICES

Method of Giving Notice

24.1                   Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by:

(a)       mail addressed to the person at the applicable address for that person as follows:

(i)       for a record mailed to a shareholder, the shareholder’s registered address;

(ii)      for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)     in any other case, the mailing address of the intended recipient;

(b)       delivery at the applicable address for that person as follows, addressed to the person:

(i)       for a record delivered to a shareholder, the shareholder’s registered address;

(ii)      for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)      in any other case, the delivery address of the intended recipient;

(c)       sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)       sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)       physical delivery to the intended recipient.

Deemed Receipt of Mailing

24.2                   A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in §24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

Certificate of Sending

24.3                   A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by §24.1, prepaid and mailed or otherwise sent as permitted by §24.1 is conclusive evidence of that fact.

Notice to Joint Shareholders

24.4                   A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

Notice to Trustees and Personal Representatives

24.5                   A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)       mailing the record, addressed to them:

(i)       by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)      at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)       if an address referred to in §(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

ARTICLE 25

SEAL

Who May Attest Seal

25.1                   Except as provided in §25.2 and §25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)       any two directors;

(b)       any officer, together with any director;

(c)       if the Company only has one director, that director; or

(d)       any one or more directors or officers or persons as may be determined by the directors.

Sealing Copies

25.2                   For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite §25.1, the impression of the seal may be attested by the signature of any director or officer.

Mechanical Reproduction of Seal

25.3                   The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 26

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO NON-VOTING
REDEEMABLE PREFERRED SHARES

Special Rights and Restrictions

26.1                   There shall be attached to the Non-Voting, Redeemable, Preferred Shares (the “Redeemable Preferred Shares”) the following special rights and restrictions:

26.2                   Capitalized terms used in this Article 26 shall have the meaning defined in the Plan of Arrangement and as well, the following words and phrases whenever used herein shall have the following meanings, unless there be something in the context inconsistent therewith:

“affiliate” has the meaning ascribed thereto in the Securities Act;

“Applicable Law” means all laws, legislation, rules, regulations, and orders applicable to any Person and includes without limitation all bankruptcy and insolvency laws;

“Arrangement or Plan of Arrangement” means the plan of arrangement completed by the Company on October 16, 2001, under section 252 of the BCCA and approved by the Final Order, and any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement;

“Arrangement Agreement” means the arrangement agreement made as of the 22nd day of February, 2000 among , Taseko, Gibraltar and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

“BCCA” means the British Columbia Company Act, RSBC 1996, c.62 as amended;

“Board of Directors” means the Board of Directors of the Company from time to time appointed or elected;

“Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

“Common Shares” means the voting common shares without par value in the capital of the Company outstanding immediately prior to the Effective Time;

“Effective Date” means October 16, 2001;

“Effective Time” means 12:01 a.m. on the Effective Date;

“Fair Market Value” means, with respect to Taseko Shares, the 20-day arithmetical closing trade price average taken from the exchange or quotation service on which the largest volume of Taseko Shares has traded during that period;

“Final Order” means the Order of Master Donaldson of the Supreme Court of British Columbia granted on April 3rd, 2001 in Vancouver Registry proceeding No. L010470 which approved the Plan of Arrangement;

“Gibraltar” means Gibraltar Mines Ltd., a company existing under the Act;

“Gibraltar Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding-up of Gibraltar or any other distribution of the assets of Gibraltar among its members for the purpose of winding up its affairs and also includes any event whereby Gibraltar loses more than 80% of its interest in the Harmony Project through dilution under an option or joint venture or otherwise;

“Gibraltar Preferred Share Provisions” means the special rights and restrictions attached to the Gibraltar Preferred Shares and shall be substantially as set out in Appendix 2 to the Plan of Arrangement;

“Gibraltar Preferred Share Redemption Proceeds” means the number of Taseko Shares received by the Company on the liquidation of Gibraltar or the redemption of Gibraltar Preferred Shares pursuant to Part 5 or Part 7 of the Gibraltar Preferred Share Provisions or on Taseko’s exercise of its Taseko’s Redemption Call Right or on the exercise of Taseko’s Liquidation Call Right or pursuant to the Support Agreement;

“Gibraltar Preferred Shares” means the series B non-voting, redeemable preferred shares in the capital of Gibraltar;

“Gibraltar Preferred Shares to be Distributed on Liquidation” means that number of Gibraltar Preferred Shares to be distributed rateably to holders of Redeemable Preferred Shares on the liquidation of the Company determined as provided in §26.8;

“holders” means, when used with reference to the Redeemable Preferred Shares, the holders of Redeemable Preferred Shares as shown from time to time in the register of members of the Company in respect of the Redeemable Preferred Shares;

“Harmony Project” means the mineral claims, interests, reclamation deposits, equipment and other rights described on Appendix 3 to the Plan of Arrangement;

“HP Realization Event” means:

(a)       a sale, transfer, expropriation or other disposal (other than by mortgage) of all or substantially all of the Company’s right, title and interest in the Harmony Project but does not include any grant of an option allowing the optionee to earn up to an 80% interest in the Harmony Project or any agreement to grant a joint venture interest to a third party of up to an 80% interest in the Harmony Project;

(b)       the commencement of Commercial Production at the Harmony Project while the Harmony Project is owned by Gibraltar to the extent of at least 20%; and

(c)       for greater certainty, an HP Realization will be deemed not to have occurred notwithstanding that any joint venture or option agreement may provide for potential dilution of the Company’s interest below 20% if the Company fails to contribute its proportionate share of ongoing exploration and/or development expenses, providing that if such dilution or other loss of interest below 20% actually occurs, it shall be deemed to be an HP Realization Event;

“ITA” means the Income Tax Act (Canada), as amended;

“Net Proceeds” has the meaning ascribed thereto in the Gibraltar Preferred Share Provisions;

“Liquidation Date” means the date determined for the voluntary or involuntary liquidation, dissolution or winding-up of the Company or any other distribution of its assets for the purpose of winding up its affairs;

“Liquidation Event” has the meaning ascribed thereto in §26.7 of these share provisions;

“Redeemable Preferred Shares” means the Non-voting Redeemable Preferred Shares in the capital of the Company, the rights and restrictions in respect of which are contained in this Article 26;

“Redemption Date” means the date established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Redeemable Preferred Shares pursuant to §26.13 through §26.16 of these share provisions, which date shall be not more than 60 days after the date of receipt by the Company of the Gibraltar Preferred Share Redemption Proceeds;

“New Common Shares” means the common shares without par value of the Company as constituted after the Effective Time;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status;

“Registrar” means the Registrar of Companies appointed pursuant to the BCCA and, subsequently, the Act;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

“Support Agreement” means the agreement made between Taseko, Gibraltar and the Company substantially in the form and content annexed to the Arrangement Agreement, a copy of which agreement is available at the records office of the Company;

“Taseko” means Taseko Mines Limited, a company existing under the Act;

“Taseko Shares” means the common shares without par value in the capital of Taseko as constituted on the Effective Date subject to adjustment as provided in the Support Agreement;

“Taseko Shares to be Distributed on Redemption” means that number of Taseko Shares to be distributed rateably to holders of Redeemable Preferred Shares on the redemption of Redeemable Preferred Shares by the Company, determined as provided in §26.14; and

“Taseko Share Value” means the deemed value of Taseko Shares for purposes of calculating amounts under the Arrangement, the Redeemable Preferred Share Provisions and the Gibraltar Preferred Share Provisions and which value is dependent on the occurrence of certain relevant events as follows:

(i)       on the date of exercise of Taseko’s Liquidation Call Right, Taseko Share Value is the greater of $10.00 and the Fair Market Value of a Taseko Share;

(ii)      on the Gibraltar Redemption Date, Taseko Share Value shall be, if an HP Realization Event has occurred, $3.39 increased by $0.25 per year commencing July 19, 2001 and if an HP Realization Event has not occurred, Taseko Share Value means the greater of $10.00 and the Fair Market Value of a Taseko Share;

(iii)     on the date of a Gibraltar Liquidation Event, the greater of $10.00 and the Fair Market Value of a Taseko Share;

but in any event the foregoing Taseko Share Values shall be appropriately adjusted pursuant to the Support Agreement to maintain economic equivalence with Taseko Shares as they were constituted on the Effective Date and Taseko Shares as constituted on the foregoing relevant date;

“Taseko’s Liquidation Call Right” has the meaning ascribed thereto in Article 5 of the Plan of Arrangement;

“Taseko’s Redemption Call Purchase Price” has the meaning ascribed thereto in §5.4 of the Plan of Arrangement;

“Taseko’s Redemption Call Right” has the meaning ascribed thereto in §5.4 of the Plan of Arrangement;

“Transfer Agent” means Computershare Trust Company of Canada or any other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Redeemable Preferred Shares or if no Person is so appointed, the Secretary of the Company.

26.3                   The Redeemable Preferred Shares shall be entitled to a preference over the New Common Shares and any other shares ranking junior to the Redeemable Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its members for the purpose of winding up its affairs.

26.4                   A holder of a Redeemable Preferred Share shall not be entitled to receive and the Board of Directors shall not declare any dividends on Redeemable Preferred Shares notwithstanding all or any portion of any distribution made thereon pursuant to the terms hereof may be deemed to be a dividend for purposes of the ITA.

26.5                   Except as herein expressly provided, and so long as any Redeemable Preferred Share is outstanding, the Company shall not without the prior approval of the holders of the Redeemable Preferred Shares given as specified in §26.20:

(a)       pay any dividends on the New Common Shares or any other shares ranking junior to the Redeemable Preferred Shares, other than stock dividends payable in New Common Shares or any such other shares ranking junior to the Redeemable Preferred Shares, as the case may be;

(b)       redeem or purchase or make any capital distribution in respect of New Common Shares or any other shares ranking junior to the Redeemable Preferred Shares;

(c)       redeem or purchase any other shares of the Company ranking equally with the Redeemable Preferred Shares with respect to the payment of dividends or on any liquidation distribution;

(d)       issue any Redeemable Preferred Shares (other than pursuant to the Plan of Arrangement) or any other shares of the Company ranking equally with, or superior to, the Redeemable Preferred Shares in any respect;

(e)       alter or abrogate any right of the holders of Redeemable Preferred Shares hereunder;

(f)       vote the Gibraltar Preferred Shares in a manner which alters or abrogates any rights of the holders of Redeemable Preferred Shares as such; or

(g)       sell, transfer or otherwise dispose of the Gibraltar Preferred Shares received under the Arrangement (providing always that a sale, transfer or other disposal occasioned by the Company’s insolvency shall be deemed not to be a breach of these restrictions).

26.6                   Except with the approval of the holders of the Redeemable Preferred Shares given in accordance with the provisions of §26.20, the Company shall not approve of any HP Realization Event yielding Net Proceeds which are less than $20 million. Such restriction shall not apply to any expropriation or like legal proceeding which effects an HP Realization Event and respecting which all rights of objection to or appeal have expired or have in good faith been abandoned by the board of directors.

26.7                   Subject to §26.11 and Applicable Law and Taseko’s Liquidation Call Right, the Company will on the Liquidation Date, distribute to each holder of one or more Redeemable Preferred Shares, in the manner set out in §26.9 and in full and final satisfaction of all rights of the holder in the assets of the Company or otherwise as such, that holder’s rateable share of the Gibraltar Preferred Shares to be Distributed On Liquidation, ignoring any fractions, that

(a)       the number of the holder’s Redeemable Preferred Shares at the Liquidation Date, is of

(b)       the total number of such shares outstanding at that date.

26.8                   The Gibraltar Preferred Shares to be Distributed on Liquidation shall, subject to Applicable Law, be the total number of Gibraltar Preferred Shares outstanding and held by the Company at the commencement of the Liquidation Date minus such number thereof that the Board of Directors, acting reasonably and in the best interests of the Company, determine to be sufficient to ensure that the Company will have sufficient funds available from the sale thereof to satisfy in full all liabilities of the Company pursuant to Applicable Law, including, without limitation, the ITA and any applicable income tax law of a Canadian province or territory with respect to the Company’s liability for taxes arising in consequence of its receipt, holding and distribution of the Gibraltar Preferred Shares in the course of the liquidation or winding up.

26.9                   On or promptly after the Liquidation Date, but subject as otherwise herein provided, the Company shall cause to be delivered to each holder of Redeemable Preferred Shares the holder’s rateable portion of the Gibraltar Preferred Shares to be Distributed on Liquidation upon presentation and surrender of the certificates representing the holder’s Redeemable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Redeemable Preferred Shares under the BCCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Redeemable Preferred Shares. Distribution of the Gibraltar Preferred Shares to be Distributed on Liquidation shall be made by delivery to each holder of Redeemable Preferred Shares, at the address of the holder recorded in the register of members of the Company for the Redeemable Preferred Shares, or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Redeemable Preferred Shares, the rateable number of Gibraltar Preferred Shares to be Distributed on Liquidation to be issued to the holder. On and after the Liquidation Date, the holders of the Redeemable Preferred Shares shall cease to be holders of such Redeemable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive a rateable number of the Gibraltar Preferred Shares to be Distributed on Liquidation, unless distribution of the total Gibraltar Preferred Shares to be Distributed on Liquidation for such Redeemable Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Gibraltar Preferred Shares to be Distributed on Liquidation have been distributed in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Gibraltar Preferred Shares to be Distributed on Liquidation in respect of the Redeemable Preferred Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Redeemable Preferred Shares after such deposit shall be limited to receiving their rateable number of the Gibraltar Preferred Shares to be Distributed on Liquidation (in each case less any amounts withheld on account of tax required to be deducted therefrom in accordance with §26.22) for such Redeemable Preferred Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

26.10                 After the Company has satisfied its obligations to distribute to the holders of the Redeemable Preferred Shares the Gibraltar Preferred Shares to be Distributed on Liquidation pursuant to §26.7 through §26.11 of these share provisions, such holders shall not as such be entitled to share in any further distribution of the assets of the Company.

26.11                 Notwithstanding anything else set out in §26.7 through §26.11, if Taseko’s Liquidation Call Right is exercised, then the provisions of §26.7 to §26.10 shall apply as if each reference therein

(a)       to Gibraltar Preferred Shares were to the Taseko Shares received by the Company in consequence of the exercise of Taseko’s Liquidation Call Right, and

(b)       to Gibraltar Preferred Shares to be Distributed on Liquidation were to Taseko Shares to be Distributed on Liquidation.

26.12                 A holder of Redeemable Preferred Shares shall not be entitled at any time to require the Company to redeem any of the Redeemable Preferred Shares registered in the name of such holder prior to the Redemption Date.

26.13                 Except as otherwise herein provided and subject to Applicable Law, the Company will on the Redemption Date redeem the holders of Redeemable Preferred Shares, in the manner set out in §26.15 and §26.16 and in full and final satisfaction of all rights of the holders as such, all but not less than all of each holder’s Redeemable Preferred Shares by distributing to each holder the holder’s rateable share of the Taseko Shares to be Distributed on Redemption, ignoring any fractions.

26.14                 Subject to Applicable Law and as otherwise herein expressly provided, the Taseko Shares to be Distributed on Redemption shall be the total number of Taseko Shares received by the Company as Gibraltar Preferred Share Redemption Proceeds minus such number thereof that the Board of Directors, acting reasonably and in the best interests of the Company, determine to be sufficient to ensure that the Company will have sufficient funds available from the sale thereof to satisfy in full all liability of the Company pursuant to the ITA and any applicable income tax law of a Canadian province or territory with respect to the Company’s liability for taxes arising in consequence of its receipt, holding and distribution of the Taseko Shares in the course of the redemption of the Gibraltar Preferred Shares and the Redeemable Preferred Shares.

26.15                 In any case of a redemption of Redeemable Preferred Shares under §26.13 through §26.16, the Company shall, at least 30 days before the Redemption Date, send or cause to be sent to each holder of Redeemable Preferred Shares a notice in writing of the redemption by the Company of the Redeemable Preferred Shares held by such holder inclusive of a calculation of the Taseko Shares to be Distributed on Redemption.

26.16                 On or after the Redemption Date, the Company shall, subject to Applicable Law and as otherwise herein expressly provided, cause to be distributed rateably to the holders of Redeemable Preferred Shares that rateable number of Taseko Shares to be Distributed on Redemption to which the holder is entitled upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing the holder’s Redeemable Preferred Shares, together with such other documents and instruments as may be required to effect a redemption of Redeemable Preferred Shares under the BCCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent and the Company may reasonably require. Distribution to each holder of the holder’s rateable number of Taseko Shares to be Distributed on Redemption shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company, or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of certificates representing the rateable number of Taseko Shares to be Distributed on Redemption (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) to be issued to the holder. On and after the Redemption Date, the holders of the Redeemable Preferred Shares shall cease to be holders of such Redeemable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive a rateable number of the Taseko Shares to be Distributed on Redemption unless such distribution shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Taseko Shares to be Distributed on Redemption have been distributed in the manner hereinbefore provided. The Company shall have the right at any time after sending of notice of its intention to redeem the Redeemable Preferred Shares as aforesaid to deposit or cause to be deposited the Taseko Shares to be Distributed on Redemption in connection with any New Common Shares which have not yet been surrendered, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Redeemable Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Taseko Shares to be Distributed on Redemption and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such distribution or deposit the holders of the Redeemable Preferred Shares shall thereafter be considered and deemed for all purposes to be holders of the Taseko Shares delivered to them or the custodian on their behalf.

26.17                 The Company shall not at any time purchase for cancellation all or any part of the Redeemable Preferred Shares by private agreement with any holder of Redeemable Preferred Shares prior to the Redemption Date.

26.18                 Except as required by Applicable Law and by §26.5 through §26.6 and §26.19 through §26.20 hereof, the holders of the Redeemable Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of the Company or to vote at any such meeting.

26.19                 The special rights and restrictions attaching to the Redeemable Preferred Shares may be added to, changed or removed but only with the approval of the holders of the Redeemable Preferred Shares given as hereinafter specified.

26.20                 Any approval given by the holders of the Redeemable Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Redeemable Preferred Shares or any other matter requiring the approval or consent of the holders of the Redeemable Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with Applicable Law including the written consent of the holders of all outstanding Redeemable Preferred Shares and also by approval given by resolution, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than three-fourths of the votes cast on such resolution at a meeting of holders of Redeemable Preferred Shares duly called and held at which the holders of at least 25% of the outstanding Redeemable Preferred Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Redeemable Preferred Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Redeemable Preferred Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than three-fourths of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Redeemable Preferred Shares.

26.21                 The certificates evidencing the Redeemable Preferred Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors necessary or desirable to reflect any requirement of Applicable Law.

26.22                The Company and any Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Redeemable Preferred Shares such amounts as the Company or such Transfer Agent is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Redeemable Preferred Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise; payable to the holder, the Company and such Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Company or such Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company or any Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale. The Company shall also be entitled to require as a condition of any such payment that the holder first provide to the Company a tax clearance certificate or other documentary evidence of compliance with Applicable Law.

26.23                 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure the performance and compliance by Taseko, Gibraltar and the Company, with all provisions of the Support Agreement applicable to Taseko, Gibraltar and the Company, as the case may be, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company, all rights and benefits in favour of the Company under or pursuant to such agreement.

26.24                 The Company shall not propose, agree to or otherwise effect any amendment to, waiver or forgiveness of, its rights or obligations under the Support Agreement without the approval of the holders of the Redeemable Preferred Shares given in accordance with §26.20 of these Share Provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)       adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Redeemable Preferred Shares thereunder;

(b)       making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Redeemable Preferred Shares; or

(c)       making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of Redeemable Preferred Shares.

26.25                 Any notice, request or other communication to be given to the Company by a holder of Redeemable Preferred Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

26.26                 Any presentation and surrender by a holder of Redeemable Preferred Shares to the Company or any Transfer Agent of certificates representing Redeemable Preferred Shares in connection with the liquidation, dissolution or winding-up of the Company or the redemption of Redeemable Preferred Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or any Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

26.27                 Any notice, request or other communication to be given to a holder of Redeemable Preferred Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to up to 10% of the holders of Redeemable Preferred Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.